EXHIBIT 99.1
Not for Immediate Release
Corel Corporation Reports
Third Quarter 2007 Financial Results
OTTAWA, Canada — October 10, 2007 — Corel Corporation (NASDAQ:CREL; TSX:CRE) today reported financial results for its third quarter ended August 31, 2007. Revenues in the third quarter of fiscal 2007 were $60.4 million, an increase of 46 percent over revenues of $41.3 million in the third quarter fiscal 2006. GAAP net loss in the third quarter of fiscal 2007 was $6.8 million, or $(0.27) per share, compared to GAAP net income of $5.5 million, or $0.22 per share, in the third quarter of fiscal 2006. GAAP net loss for the third quarter of 2007 includes a non-cash, one-time $5.0 million tax expense relating to the establishment of a valuation allowance against deferred tax assets acquired through the acquisition of InterVideo Inc.
Non-GAAP adjusted net income for the third quarter fiscal 2007 was $8.1 million, or $0.31 per diluted share, compared to non-GAAP adjusted net income for the third quarter of fiscal 2006 of $9.2 million, or $0.36 per diluted share. Non-GAAP adjusted EBITDA in the third quarter of 2007 was $13.5 million, compared to $12.4 million in the third quarter of fiscal 2006.
“Corel delivered another solid financial quarter, driven by our ability to successfully identify, acquire and integrate complementary companies and products,” said David Dobson, CEO of Corel Corporation. “We were especially pleased with the performance of our Graphics and Productivity products where we experienced double digit year over year growth for CorelDraw Graphics Suite, WinZip, Painter, Designer and iGrafx. These results demonstrate the strong foundation that we derive from our diverse revenue mix across product categories, distribution channels and geographies.”
Revenues for the nine months ended August 31, 2007 were $178.0 million, an increase of 37 percent over revenues of $129.8 million for the nine months ended August 31, 2006. GAAP net loss for the nine months ended August 31, 2007 was $16.3 million, or $(0.66) per share, compared to a GAAP net loss of $115,000, or $(0.01) per share, for the nine months ended August 31, 2006.
Non-GAAP adjusted net income for the nine months ended August 31, 2007 was $20.7 million, or $0.80 per diluted share, compared to non-GAAP adjusted net income for the nine months ended August 31, 2006 of $24.5 million, or $1.09 per diluted share. Non-GAAP adjusted EBITDA for the nine months ended August 31, 2007 was $37.4 million, compared to $40.5 million for the nine months ended August 31, 2006.
A reconciliation of GAAP net income to non- GAAP adjusted net income and non-GAAP adjusted EBITDA is provided in the notes to the financial information included in this press release.
Financial Guidance
Fourth Quarter Fiscal 2007 Guidance
Corel provided guidance for the fourth quarter ending November 30, 2007. The Company currently expects:
•	Revenue in the range of $66 million to $70 million.

•	GAAP net income in the range of $3.0 million to $5.0 million and non-GAAP adjusted net income in the range of $11.5 million to $13.5 million.

•	GAAP earnings per share in the range of $0.12 to $0.19 and non-GAAP earnings per share in the range of $0.43 to $0.52.
Fiscal 2007 Guidance
Resulting guidance for the year ending November 30, 2007 is as follows:
•	Revenue in the range of $244 million to $248 million.

•	GAAP net loss of $(13.3) million to $(11.3) million and non-GAAP adjusted net income of $32 million to $34 million.

•	GAAP loss per share of $(0.51) to $(0.44) and non-GAAP earnings per share of $1.24 to $1.33.

Corel will host a conference call to discuss its financial results at 4:30 p.m. Eastern Time today. To access the conference call, please dial (888) 211-7311 or (913) 312-0946. A live webcast and replay of the call will also be available through Corel’s Investor Relations website at http://investor.corel.com/events.cfm. An audio replay of the call will be available between 7:30 p.m. (ET) October 10, 2007 and midnight (ET) October 24, 2007 by calling (888) 203-1112 or (719) 457-0820, Passcode: 8465039. The replay will also be available on our Investor Relations website. http://investor.corel.com/events.cfm
Forward-Looking Statements:
This news release includes forward-looking statements that are based on certain assumptions and reflect our current expectations. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance, or achievements discussed or implied by such forward-looking statements. Such risks include competitive threats from well-established software companies that have significantly greater market share and resources than us and from online services companies that are increasingly seeking to provide software products at little or no incremental cost to their customers to expand their Internet presence and build consumer loyalty. We rely on a small number of key strategic relationships for a significant percentage of our revenue and these relationships can be modified or terminated at any time. In addition, our core products have been marketed for many years and the packaged software market in North America and Europe is relatively mature and characterized by modest growth. Accordingly, we must successfully complete acquisitions, penetrate new markets or increase penetration of our installed base to achieve revenue growth. In addition, we face risks related to the acquisition of InterVideo, Inc., including the risk that disruption from the transaction may make it more difficult to maintain relationships with customers, employees, or suppliers. We face potential claims from third parties who may hold patent and other intellectual property rights which purport to cover various aspects of our products and from certain of our customers who may be entitled to indemnification from us in respect of potential claims they may receive from third parties related to their use or distribution of our products.
These and other risks, uncertainties and other important factors are described in Corel’s Annual Report dated February 23, 2007, filed with the Securities and Exchange Commission (SEC) and the Canadian Securities Administrators (CSA) and Corel’s other filings including Corel’s form 10-Q for the quarter ended May 31, 2007 under the caption “Risk Factors” and elsewhere. A copy of the Corel Annual Report and such other filings can be obtained on Corel’s website, on the SEC’s website at http://www.sec.gov.http://www.sec.gov./ or on the CSA’s website at http://www.sedar.com. In addition, these and other risks can be found in InterVideo’s previous reports filed with the SEC under the caption “Risk Factors” and elsewhere, including InterVideo’s 10-Q for the quarter ended September 30, 2006, which can be found on InterVideo’s website or on the SEC’s website at http://www.sec.gov. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.
Financial Presentation and Use of Non-GAAP Measures:
Our financial statements have been prepared in accordance with U.S. generally accepted accounting principles, or GAAP, which differ in certain material respects from Canadian generally accepted accounting principles. In addition, our financial statements and information in this release are presented in U.S. Dollars, unless otherwise indicated. This news release includes certain non-GAAP financial measures, such as adjusted net income and adjusted EBITDA. We use these non-GAAP financial measures to confirm our compliance with covenants contained in our debt facilities, as supplemental indicators of our operating performance and to assist in evaluation of our liquidity. These measures do not have any standardized meanings prescribed by GAAP and therefore are not comparable to the calculation of similar measures used by other companies, and should not be viewed as alternatives to measures of financial performance or changes in cash flows calculated in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the closes GAAP measures are set out in the notes to the financial statements attached to this news release.
About Corel
Corel is a leading developer of graphics, productivity and digital media software with more than 100 million users worldwide. The Company’s product portfolio includes some of the world’s most popular and widely recognized software brands including CorelDRAW® Graphics Suite, Corel® Paint Shop Pro®, Corel® Painter™, Corel DESIGNER®, Corel® WordPerfect® Office, WinZip® and iGrafx®. In 2006, Corel acquired InterVideo, makers of WinDVD®, and Ulead, a leading developer of video, imaging and DVD authoring software. Designed to help people become more productive and express their creative potential, Corel’s software strives to set a higher standard for value with full-featured products that are easier to learn and use. The industry has responded with hundreds of awards recognizing Corel’s leadership in software innovation, design and value.
Corel’s products are sold in more than 75 countries through a well-established network of international resellers, retailers, original equipment manufacturers, online providers and Corel’s global websites. The Company’s headquarters are located in Ottawa, Canada with major offices in the United States, United Kingdom, Germany, China, Taiwan and Japan. Corel’s stock is traded on the NASDAQ under the symbol CREL and on the TSX under the symbol CRE.
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© 2007 Corel Corporation. All rights reserved. Corel, CorelDRAW, Paint Shop Pro, Painter, Corel DESIGNER, WordPerfect, WinZip, iGrafx, WinDVD, InterVideo, Ulead and the Corel logo are trademarks or registered trademarks of Corel Corporation and/or its subsidiaries. All other product names and any registered and unregistered mentioned are used for identification purposes only and remain the exclusive property of their respective owners.
CRELF
Press Contact:
Catherine Hughes
613-728-0826 x1659
catherine.hughes@corel.com
Investor Relations Contact:
The Blueshirt Group
415-217-7722
Todd Friedman
todd@blueshirtgroup.com
Stacie Bosinoff
stacie@blueshirtgroup.com

Corel Corporation
Quarterly Financial results
For the quarter ended Aug 31, 2007
(in thousands, except per share data; unaudited)
Consolidated Condensed Statement of Operations

	Three Months ended		Nine Months ended
	August 31,		August 31,
	2007	2006	2007	2006
Revenues — Product	$55,018	$36,362	$161,875	$115,011
Revenues — Maintenance and services	5,352	4,892	16,161	14,740
Total revenues	60,370	41,254	178,036	129,751

Cost of revenues — Product	12,143	5,338	34,640	15,392
Cost of revenues — Maintenance and services	244	287	663	877
Amortization of intangible assets	6,925	2,712	19,055	11,987

Total cost of revenues	19,312	8,337	54,358	28,256

Gross margin	41,058	32,917	123,678	101,495

Operating expenses
Sales and marketing	17,231	11,810	51,827	40,337
Research and development	11,282	6,379	33,323	19,200
General and administration	8,803	5,833	27,085	17,421
Acquired in-process research and development	—	—	7,831	—
InterVideo integration expense	2,220	—	3,865	—
Restructuring	—	—	—	811

Total operating expenses	39,536	24,022	123,931	77,769

Income (loss) from operations	1,522	8,895	(253)	23,726

Other expenses (income)
Loss on debt retirement	—	17	—	8,292
Interest expense, net	4,195	2,334	11,834	9,404
Amortization of deferred financing fees	270	188	804	989
Other non-operating (income) expense	(497)	377	(650)	(271)

Income (loss) before income taxes	(2,446)	5,979	(12,241)	5,312
Income tax recovery (provision)	(4,314)	(485)	(4,082)	(5,427)

Net income (loss)	$(6,760)	$5,494	$(16,323)	$(115)

Net income (loss) per share:
Basic	$(0.27)	$0.22	$(0.66)	$(0.01)
Fully diluted	$(0.27)	$0.22	$(0.66)	$(0.01)
Weighted average number of shares:
Basic	25,041	24,494	24,828	21,708
Fully diluted	25,041	25,348	24,828	21,708

Consolidated Condensed Balance Sheet

	As of August 31,	November 30,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$21,257	$51,030
Restricted cash	217	717
Accounts receivable
Trade, net	24,309	18,150
Other	1,431	808
Inventory	856	914
Income taxes recoverable	1,024	—
Prepaids and other current assets	4,419	2,300

Total current assets	53,513	73,919

Investments	218	203
Capital assets	9,156	3,651
Intangible assets	98,041	37,831
Goodwill	83,419	9,850
Deferred financing charges and other long-term assets	4,852	5,232

Total assets	$249,199	$130,686

Liabilities and shareholders’ deficit
Current liabilities:
Accounts payable and accrued liabilities	$49,699	$28,220
Due to related parties	—	167
Operating line of credit	7,000	—
Income taxes payable	—	235
Deferred revenue	13,333	12,719
Current portion of long-term debt	2,164	1,426
Current portion of obligation under capital leases	655	—

Total current liabilities	72,851	42,767

Deferred revenue	2,285	2,015
Deferred income tax liability	22,189	—
Obligation under capital leases	2,209	—
Income taxes payable	12,528	8,488
Long-term debt	156,808	89,223

Total liabilities	268,870	142,493

Shareholders’ deficit
Share capital	37,526	30,722
Additional paid-in capital	6,211	4,612
Accumulated other comprehensive loss	10	(46)
Deficit	(63,418)	(47,095)

Total shareholders’ deficit	(19,671)	(11,807)

Total liabilities and shareholders’ deficit	$249,199	$130,686

Consolidated Condensed Statement of Cash Flows

	Three Months ended August 31,		Nine Months ended Aug 31,
	2007	2006	2007	2006
Cash flow from operating activities
Net income (loss)	$(6,760)	$5,494	$(16,323)	$(115)
Depreciation and amortization	544	336	2,215	1,112
Amortization of deferred financing fees	270	188	804	989
Amortization of intangible assets	6,925	2,712	19,055	11,987
Stock-based compensation	1,770	805	4,068	2,451
Provision for bad debts	115	(24)	180	150
Deferred income taxes	3,667	—	1,352	636
Acquired in-process research and development	—	—	7,831	—
Unrealized loss on forward exchange contracts	(26)	(43)	9	178
Loss on early retirement of debt	—	17	—	8,292
Loss on disposal of fixed assets	48	—	102	—
(Gain)/loss on interest rate swap recorded at fair value	337	—	(245)	—
Change in operating assets and liabilities	(6,387)	(3,453)	(3,321)	(3,981)

Cash flow provided by (used in) operating activities	503	6,032	15,727	21,699

Cash flow from financing activities
Restricted cash	500	(1)	500	(1)
Proceeds from operating line of credit	—	—	48,000	—
Repayments on operating line of credit	(6,000)	—	(41,000)	—
Proceeds from long-term debt	—	—	70,000	90,000
Repayments of long-term debt	(399)	(225)	(1,479)	(148,954)
Repayments of capital lease obligations	(128)	—	(128)	—
Financing fees incurred	(4)	(70)	(1,681)	(7,708)
Net proceeds from public offering	—	(3,221)	—	69,317
Proceeds from exercise of stock options	1,298	3	3,987	4
Dividends paid	—	—	—	(7,500)
Other financing activities	(272)	(340)	(221)	(1,438)

Cash flow provided by (used in) financing activities	(5,005)	(3,854)	77,978	(6,280)

Cash flow from investing activities
Purchase of InterVideo Inc, net of cash acquired	(203)	—	(121,357)	—
Purchase of long lived assets, net of proceeds	(1,441)	(616)	(2,159)	(1,471)

Cash flow used in investing activities	(1,644)	(616)	(123,516)	(1,471)

Effect of exchange rate changes on cash and cash equivalents	(7)	(29)	38	(140)

Increase (decrease) in cash and cash equivalents	(6,153)	1,533	(29,773)	13,808
Cash and cash equivalents, beginning of period	27,410	33,021	51,030	20,746

Cash and cash equivalents, end of period	$21,257	$34,554	$21,257	$34,554

Non-GAAP Results
(In thousands, except per share data)

	Three Months ended August 31,		Nine Months ended August 31,
	2007	2006	2007	2006
Non-GAAP Adjusted Net Income Calculation:
Net income (loss)	$(6,760)	$5,494	$(16,323)	$(115)
Amortization of intangible assets	6,925	2,712	19,055	11,987
Tax benefit on amortization of intangible assets	(1,340)		(3,655)
Tax expense on write-off of deferred tax asset	5,007		5,007
Stock-based compensation	1,770	805	4,068	2,451
Restructuring	—	—	—	928
InterVideo integration expense	2,220	—	3,865	—
Acquired in-process research and development	—	—	7,831	—
Loss on debt retirement	—	17	—	8,292
Amortization of deferred financing fees	270	188	804	989

Non-GAAP Adjusted Net Income	$8,092	$9,216	$20,652	$24,532

Percentage of revenue	13.4%	22.3%	11.6%	18.9%

Pro-forma diluted non-GAAP adjusted net income per share	$0.31	$0.36	$0.80	$1.09

Shares used in computing proforma diluted non-GAAP adjusted net income per share	25,888	25,348	25,716	22,492

Non-GAAP Adjusted EBITDA Calculation:
Cash flow provided by (used in) operating activities	$503	$6,032	$15,727	$21,699
Change in operating assets and liabilities	6,387	3,453	3,321	3,981
Interest expense, net	4,195	2,334	11,834	9,404
Income tax provision	4,314	485	4,082	5,427
Deferred income taxes	(3,667)	—	(1,352)	(636)
Provision for bad debts	(115)	24	(180)	(150)
Unrealized losses on forward exchange contracts	26	43	(9)	(178)
(Gain)/loss on interest rate swap recorded at fair value	(337)	—	245	—
Loss on disposal of fixed assets	(48)	—	(102)	—
InterVideo integration expense	2,220	—	3,865	—
Restructuring	—	—	—	928

Non-GAAP Adjusted EBITDA	$13,478	$12,371	$37,431	$40,475

Percentage of revenue	22.3%	30.0%	21.0%	31.2%

Other Supplemental Information

Revenue by Product Segment
Graphics and Productivity	$33,683	$32,619	$102,265	$103,330
Digital Media	26,687	8,635	75,771	26,421

Total	$60,370	$41,254	$178,036	$129,751

As percentage of revenues
Graphics and Productivity	55.8%	79.1%	57.4%	79.6%
Digital Media	44.2%	20.9%	42.6%	20.4%

Total	100.0%	100.0%	100.0%	100.0%

Revenue by Geography
Americas	$31,426	$26,559	$91,634	$79,141
Europe, Middle East, Africa	14,566	10,887	49,332	40,336
Asia-Pacific	14,378	3,808	37,070	10,274

Total	$60,370	$41,254	$178,036	$129,751

As percentage of revenues
Americas	52.1%	64.4%	51.5%	61.0%
Europe, Middle East, Africa	24.1%	26.4%	27.7%	31.1%
Asia-Pacific	23.8%	9.2%	20.8%	7.9%

Total	100.0%	100.0%	100.0%	100.0%

Allocation of Stock-Based Compensation Expense
Cost of revenues — Product	$15	$4	$33	$19
Cost of revenues — Maintenance and service	3	2	7	6
Sales and marketing	468	231	1,049	543
Research and development	369	101	857	217
General and administration	915	467	2,122	1,666

Total	$1,770	$805	$4,068	$2,451